AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT


              This Amendment No. 1, dated July 29, 2009, between Fair Isaac Corporation, a Delaware corporation (the "Company"), on the one hand, and Sandell Asset Management Corp., a Cayman Islands exempted company ("SAMC"), Castlerigg Master Investments Ltd., a British Virgin Islands company ("Castlerigg Master Investments"), Castlerigg International Limited, a British Virgin Islands Company ("Castlerigg International"), Castlerigg International Holdings Limited, a British Virgin Islands company ("Castlerigg Holdings", and collectively with SAMC, Castlerigg Master Investments, and Castlerigg International, the "Sandell Group"), on the other hand, amends the Amended and Restated Agreement, dated December 4, 2008, between the Company and the Sandell Group (the "Amended and Restated Agreement"). Terms used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Agreement.

              WHEREAS, Nick Graziano is currently a member of the Board, but as of July 24, 2009 ceased to be employed by the Sandell Group;

              WHEREAS, while the Sandell Group has determined not to seek to replace Mr. Graziano following the termination of his employment with the Sandell Group, and Mr. Graziano will no longer be acting as a representative of the Sandell Group;

              WHEREAS, the two other members of the Board named in connection with the Amended and Restated Agreement, Mr. Loren and Mr. McFarlane, are independent of the Sandell Group;

              WHEREAS, the parties wish to clarify that the Sandell Group will no longer have any representative on or influence over the composition of the Board of the Company, and to that end to amend the Amended and Restated Agreement to remove the right held by the Sandell Group to name replacements, in certain circumstances, in the event Mr. Loren, Mr. McFarlane or Mr. Graziano cease to serve as directors of the Company and to make certain other related amendments;

              NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

              1. AMENDMENTS.

                   (a) SECTION 3(C). Section 3(c) of the Amended and Restated Agreement is hereby amended by replacing "; and" at the end thereof with a period.

                   (b) SECTION 3(D). Section 3(d) of the Amended and Restated Agreement, providing the Sandell Group with the right to replace Mr. Graziano, Mr. Loren, and Mr. McFarlane in certain circumstances, is hereby deleted in its entirety.

                   (c) SECTION 5(B). Section 5(b) of the Amended and Restated Agreement is hereby amended by: (i) deleting the words "(or those of their replacements as contemplated by Section 3)" in the first parenthetical of this section; and (ii) deleting in its entirety the second proviso of this section.

                   (d) SECTION 7. Section 7 of the Amended and Restated Agreement is hereby amended by: deleting the words "(and any replacement director appointed to the Board pursuant to Section 3(d))" in the first parenthetical of this section.

              2. OTHER SECTIONS. Other than as specifically set forth in this Amendment No. 1, the Amended and Restated Agreement (including without limitation, the obligation of each of Mr. Graziano, Mr. Loren and Mr. McFarlane to tender his resignation from the Board in the event the Sandell Group's beneficial ownership of the Company's common stock becomes less than three percent (3%) of the outstanding shares of common stock of the Company contained in Section 7 of the Amended and Restated Agreement) shall continue in full force and effect and shall terminate only in accordance with the terms of the Amended and Restated Agreement.



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              IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by each party hereto as of the date first above written.


                                       FAIR ISAAC CORPORATION

                                       By:     /s/ Mark N. Greene
                                               --------------------------------
                                       Name:   Mark N. Greene
                                       Title:  CEO


                                       SANDELL ASSET MANAGEMENT CORP.

                                       By:     /s/ Thomas E. Sandell
                                               --------------------------------
                                       Name:   Thomas E. Sandell
                                       Title:  Chief Executive Officer


                                       CASTLERIGG MASTER INVESTMENTS LTD.
                                       BY:  Sandell Asset Management Corp.

                                       By:     /s/ Thomas E. Sandell
                                               --------------------------------
                                       Name:   Thomas E. Sandell
                                       Title:  Chief Executive Officer


                                       CASTLERIGG INTERNATIONAL LIMITED.
                                       BY:  Sandell Asset Management Corp.

                                       By:     /s/ Thomas E. Sandell
                                               --------------------------------
                                       Name:   Thomas E. Sandell
                                       Title:  Chief Executive Officer


                                       CASTLERIGG INTERNATIONAL HOLDINGS LIMITED
                                       BY:  Sandell Asset Management Corp.

                                       By:     /s/ Thomas E. Sandell
                                               --------------------------------
                                       Name:   Thomas E. Sandell
                                       Title:  Chief Executive Officer

             Acknowledged and Agreed by:

                      /s/ Nick Graziano
                      ----------------------------------------
             Name:    Nick Graziano

                      /s/ Allan Loren
                      ----------------------------------------
             Name:    Allan Loren

                      /s/ John S. McFarlane
                      ----------------------------------------
             Name:    John S. McFarlane